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                                                                       EXHIBIT 3
                                                                       ---------
                       The Commonwealth of Massachusetts
                             William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                             ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)

We, William P. Ferry, President, and Richard M. Spaulding, Clerk, of Banyan Systems Incorporated located at 120 Flanders Road, Westboro, MA 01581, certify that these Articles of Amendment, affecting articles numbered 1 and 3 of the Articles of Organization, were duly adopted at a meeting held on May 9, 2000, by vote 20,029,306 shares of Common Stock of 23,320,488 shares outstanding, being at least a majority of each type, class or series outstanding and entitled to vote thereon; being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

The name of the corporation is changed from Banyan Systems Incorporated to ePresence, Inc.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:


          WITHOUT PAR VALUE STOCKS                                 WITH PAR VALUE STOCKS
       TYPE            NUMER OF SHARES               TYPE             NUMBER OF SHARES          PAR VALUE
-----------------------------------------    ----------------------------------------------------------------
Common:                                        Common:           35,000,000                  $0.01
-----------------------------------------    ----------------------------------------------------------------
-----------------------------------------    ----------------------------------------------------------------
Preferred:                                     Preferred:         1,000,000                  $0.01
                                             ------------------
                                               (of which 263,158 shares have been designated Series A
                                               Convertible Preferred; 65,790 shares have been designated
                                               Series B Convertible Preferred; 65,790 shares have designated
                                               Series C Convertible Preferred)
-----------------------------------------    ----------------------------------------------------------------

Change the total authorized to:

          WITHOUT PAR VALUE STOCKS                                 WITH PAR VALUE STOCKS
       TYPE            NUMER OF SHARES               TYPE             NUMBER OF SHARES          PAR VALUE
-----------------------------------------    ----------------------------------------------------------------
Common:                                        Common:           100,000,000                 $0.01
-----------------------------------------    ----------------------------------------------------------------
-----------------------------------------    ----------------------------------------------------------------


Preferred:                                     Preferred:          1,000,000                 $0.01
                                             ------------------
                                               (of which 263,158 shares have been designated Series A
                                               Convertible Preferred; 65,790 shares have been designated
                                               Series B Convertible Preferred; 65,790 shares have designated
                                               Series C Convertible Preferred)
-----------------------------------------    ----------------------------------------------------------------

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The foregoing amendment(s) will become effective when these Articles of
Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:  ________________________________________.


SIGNED UNDER THE PENALTIES OF PERJURY, the 9th day of May, 2000.


             /s/ William P. Ferry, President
             _______________________________

            /s/ Richard M. Spaulding, Clerk
            _______________________________

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